Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 Amendment No. 2 of our report dated April 17, 2017, except for Note 13(b), as to which the date is November 28, 2017 with respect to the audited consolidated financial statements of ProLung, Inc. (formerly Fresh Medical Laboratories, Inc.) for the years ended December 31, 2016 and 2015.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
November 28, 2017